SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        February 6, 2003

Adolor Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26929 (Commission File Number)	31-1429198 (IRS Employer Identification No.)
620 Pennsylvania Drive, Exton, PA (Address of principal executive offices)		19341 (Zip Code)

Registrant's telephone number, including area code: (484) 595-1500

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On February 6, 2003, Adolor Corporation (the “Company”) received notification from Santen Pharmaceutical Co., Ltd. (“Santen”) that Santen was terminating its agreement with the Company dated April 25, 2000, under which Santen had been developing ADL 2-1294 for ophthalmic pain. ADLR 2-1294 is a peripheral mu opioid agonist which the Company has been exploring in pre-clinical development for treating a variety of potential pain conditions, including the ophthalmic pain program with Santen and the Company's own program in intra-articular applications. The Company presently has no plans to continue the ophthalmic program, but intends to continue its development for intra-articular use.

   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By: /s/ Bruce A. Peacock Name: Bruce A. Peacock Title: President and Chief Executive Officer

Dated: February 12, 2003